As of December 31, 2017, the following persons or entities own more than 25% of a funds voting security.

Person/Entity

AZL Balanced Index Strategy Fund
Allianz Life Insurance Company of North America	93.33%

AZL DFA Multi-Strategy Fund
Allianz Life Insurance Company of North America	91.18%

AZL MVP Balanced Index Strategy Fund
Allianz Life Insurance Company of North America	87.64%

AZL MVP BlackRock Global Strategy Plus Fund
Allianz Life Insurance Company of North America	88.31%

AZL MVP DFA Multi-Strategy Fund
Allianz Life Insurance Company of North America	93.29%

AZL MVP Fusion Dynamic Balanced Fund
Allianz Life Insurance Company of North America	91.35%

AZL MVP Fusion Dynamic Conservative Fund
Allianz Life Insurance Company of North America	72.90%

AZL MVP Fusion Dynamic Moderate Fund
Allianz Life Insurance Company of North America	89.54%

AZL MVP Growth Index Strategy Fund
Allianz Life Insurance Company of North America	89.82%

AZL MVP Moderate Index Strategy Fund
Allianz Life Insurance Company of North America	88.59%

AZL MVP Pyramis Multi-Strategy Fund
Allianz Life Insurance Company of North America	88.24%

AZL MVP T. Rowe Price Capital Appreciation Plus Fund
Allianz Life Insurance Company of North America	89.03%